UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 10, 2013, the registrant closed a financing transaction with Fifth Third Bank that  provides a $1.0 million revolving credit facility and a $1.0 million term credit facility. Both facilities are secured by the Company’s and its subsidiaries’ tangible and intangible assets pursuant to the terms of a Security Agreement between us, our subsidiaries and Fifth Third Bank dated November 26, 2013.

The financing package will be used to pay down the balance of the Company’s $1.2 million loan it incurred for the acquisition of Artisan Specialty Foods, Inc., well as general corporate purposes.

The revolving credit facility carries an interest rate of 3.25% above LIBOR and matures on November 26, 2015.  The term credit facility carries an interest rate of 4.75% above LIBOR and matures on May 26, 2015. Both facilities are subject to certain financial covenants contained in a Restated Loan Agreement between us, certain of our subsidiaries and Fifth Third Bank, dated with an effective date of November 26, 2013.

This only purports to be a summary of the terms of the financing documents and is qualified in its entirety by the terms of the full documents, a copy of which is filed as an exhibit hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed above, on December 10, 2013, the registrant entered into a $1.0 million revolving credit facility and a $1.0 million term credit facility with Fifth Third Bank, pursuant to the terms of a Restated Loan Agreement and Security Agreement.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Note for $1 million revolving credit facility with Fifth Third Bank.
10.2	Note for $1 million term credit facility with Fifth Third Bank.
10.3	Restated Loan Agreement between registrant, its subsidiaries and Fifth Third Bank.
10.4	Security Agreement between registrant, its subsidiaries and Fifth Third Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: December 16, 2013	By:	/s/ Sam Klepfish
Sam Klepfish, CEO

Exhibit Index

Exhibit	Description
10.1	Note for $1 million revolving credit facility with Fifth Third Bank.
10.2	Note for $1 million term credit facility with Fifth Third Bank.
10.3	Restated Loan Agreement between registrant, its subsidiaries and Fifth Third Bank.
10.4	Security Agreement between registrant, its subsidiaries and Fifth Third Bank.